UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2011

eBay Inc.

(Exact Name of registrant as specified in charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2145 Hamilton Avenue

San Jose, CA 95125

(Address of principal executive offices)

(408) 376-7400

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 17, 2011, eBay Inc., a Delaware corporation (the “Company”), completed its acquisition of GSI Commerce, Inc., a Delaware corporation (“GSIC”), pursuant to the terms of the Agreement and Plan of Merger, dated as of March 27, 2011 (the “Merger Agreement”), among the Company, Gibraltar Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and GSIC. Following the effective time of the merger of Merger Sub with and into GSIC (the “Merger”), GSIC became a wholly-owned subsidiary of the Company.

At the effective time of the Merger, all outstanding shares of GSIC common stock, par value $0.01 per share, other than shares held by the Company or GSIC or any of their subsidiaries and shares for which appraisal rights were properly sought, converted into the right to receive $29.25 per share in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”). Any share of GSIC common stock that was unvested or subject to a repurchase option, risk of forfeiture or other condition converted into the right to receive the Merger Consideration, subject to certain restrictions. Vested stock options and vested restricted stock units of GSIC were converted into the right to receive an amount in cash. Unvested stock options were converted into an option to purchase Company common stock and unvested restricted stock units of GSIC were converted into restricted stock units with the right to receive shares of Company common stock.

In addition, as previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2011, pursuant to that certain memorandum of understanding, dated June 10, 2011 (the “MOU”), entered into with respect to the consolidated action captioned In Re GSI Commerce, Inc. Shareholder Litigation, Consol. C.A. No. 6346-VCN, pending in the Court of Chancery of the State of Delaware, the Company will pay a settlement amount (the “Settlement Amount”) equal to $0.33 per share to GSIC stockholders who held GSIC common stock and/or GSIC equity incentive awards on the effective date of the Merger, but excluding (1) GSIC common stock and GSIC equity incentive awards held by GSIC’s directors and senior officers and (2) any shares of GSIC common stock that are obtained through a conversion of any GSIC debt securities on or after June 9, 2011. The payment of the Settlement Amount is separate and distinct from the payment of the $29.25 per share Merger Consideration to be paid pursuant to the terms of the Merger Agreement to all of the stockholders of GSIC (including those who will not receive the Settlement Amount) but will be paid contemporaneously with the payment of such per share Merger Consideration. In addition, pursuant to the indenture under which GSIC’s convertible notes were issued, the convertible notes will be converted into the right to receive an amount in cash calculated based on the holders of the convertible notes receiving the $29.25 per share Merger Consideration plus an additional $0.33 per share.

Item 8.01 Other Events

On June 17, 2011, following the consummation of the Merger, NRG Commerce, LLC, a Delaware limited liability company (“Purchaser”), completed the previously announced acquisition of (i) 100% of the outstanding shares of capital stock of TeamStore, Inc. and 100% of the outstanding membership interests and other equity interests of Fanatics, LLC (collectively, the “Licensed Sports Business”), (ii) 70% of the outstanding shares of capital stock of RueLaLa, Inc. (“RueLaLa”) and (iii) 70% of the outstanding shares of capital stock of ShopRunner, Inc. (“ShopRunner” and, together with the Licensed Sports Business and RueLaLa, the “Purchased Entities”), pursuant to the terms of the Stock Purchase Agreement, dated as of March 27, 2011, between Purchaser and the Company. Purchaser is wholly owned by GSIC’s former Chairman, President and Chief Executive Officer, Mr. Michael Rubin. The aggregate consideration paid by Purchaser for the Purchased Entities was $498 million, consisting of $31 million in cash and a loan from the Company to Purchaser in the amount of $467 million.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

By:	/s/ Brian H. Levey
Name:	Brian H. Levey
Title:	Vice President, Deputy General Counsel and Assistant Secretary

Date: June 20, 2011

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 20, 2011

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